COHEN BRAME & SMITH
                           Professional Corporation
                        One Norwest Center Suite 1800
                            1700 Lincoln Street
                            Denver, Colorado 80203

                                                  Telephone (303) 837-8800
                                                  Fax (303) 894-0475



                                   May 13, 1998



U.S. Securities and Exchange Commission
Washington, DC 20549

     Re:     Preliminary Information Statement Lyric Energy, Inc.
             SEC File No. 0-9800

Dear Sir or Madam:

     Attached hereto please find the company's above-referenced Schedule 14c Information Statement relating to a special meeting of shareholders called to accomplish a reverse split and certain amendments to its Articles of Incorporation. Please call me with any questions or comments you may have.

                                    Very truly yours,

                                    /s/ Roger V. Davidson

                                    Roger V. Davidson

RVD:bmc
Attachment

cc:     Mr. Brent Wagman, Chairman of the Board


                                               SCHEDULE 14C INFORMATION


Information Statement Pursuant to Section 14(c) of the Securities and Exchange Act of 1934


Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement


                                 LYRIC ENERGY, INC.
              (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       1)   Title of each class of securities to which transaction applies:

       2)   Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


       4)   Proposed maximum aggregate value of transaction:


       5)   Total fee paid:      _____________________________________________


[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount Previously Paid:


     2)     Form, Schedule or Registration Statement Number:


     3)     Filing party:


     4)     Date filed:





                             LYRIC ENERGY, INC.
                            1013 WEST 8TH AVENUE
                             AMARILLO, TEXAS 79101

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON JULY 1, 1998


TO THE SHAREHOLDERS OF LYRIC ENERGY, INC:

     Notice is hereby given that a Special Meeting of Shareholders of Lyric Energy, Inc., a Colorado corporation (the "Company"), will be held at the Company's offices at 1013 West 8th Avenue in Amarillo, Texas 79101 on July 1, 1998, at 2:00 p.m. local time for the following purposes:

     1. To ratify the one share-for-240.597 share (1 for 240.597) reverse split of the issued and outstanding shares of the Company's $.01 common stock.

     2. To consider and act upon the adoption of Articles of Amendment of the Company's Articles of Incorporation, attached as Exhibit A, which contain provisions:

            a. To authorize 10,000,000 shares of no par value preferred stock to be reserved for future issuance in the discretion of the Board of Directors;

            b. To eliminate the liability of the Company's Officers and Directors in certain circumstances;

            c. To reduce the voting requirements for certain fundamental corporate actions; and

            d. To reduce the quorum requirement for shareholder meetings from shares representing a majority of the outstanding voting rights to shares representing one-third of the outstanding voting rights on the matters presented.

     3. To consider such other business as may properly come before the meeting.

     The Board of Directors has fixed June 3, 1998, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.



     There is printed on the following pages an "Information Statement" to which your attention is invited.



                                    BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ Brent A. Wagman
                                   __________________________________________
                                   Secretary


May 29, 1998


                            INFORMATION STATEMENT
                             LYRIC ENERGY, INC.
                           1013 WEST 8TH AVENUE
                             AMARILLO, TEXAS 79101

            SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 1, 1998
______________________________________________________________________________


     This Information Statement is being furnished to the shareholders of LYRIC ENERGY, INC., a Colorado corporation (the "Company"), in connection with the Special Meeting of Shareholders to be held on July 1, 1998 at the offices of the Company at 2:00 p.m. local time and any and all adjournments thereof. This Information Statement is first being mailed to the shareholders of the Company on or about June 5, 1998.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                              VOTING AT MEETING

     On June 3, 1998 the record date for determining shareholders entitled to notice of and to vote at the meeting, there were 250,000,000 shares of $.01 par value common stock ("Common Stock") outstanding. The Company has no other class of shares outstanding.

     A majority in interest of the common shareholders on the record date must be present, in person or by proxy, at the Meeting to constitute a quorum.
Each share of Common Stock will carry one vote on each of the proposals described below, as well as on any other matters which may properly come before the Meeting.

     So far as the Company is aware, no matters other than the ones outlined in this Information Statement will be presented at the Meeting for action on the part of the shareholders.

     The shares beneficially owned by Natural Gas Technologies, Inc. ("NGT") and G.E. Stahl, President and Director of the Company, which total approximately 82% of the outstanding shares, will be voted in favor of each of the proposals described below. Therefore, the proposals will be approved by the requisite number of shares. Approval of the proposed amendments to the Company's Articles of Incorporation, including the authorization of preferred stock, requires the affirmative vote of two-thirds of all issued and outstanding shares of Common Stock. Approval of the reverse split requires the affirmative vote of a majority of all votes present at the Meeting in person or by proxy, provided that a quorum is established at the Meeting. Abstentions and broker non-votes will be treated as negative votes.

                       SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 12, 1998, the Common Stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all Directors and Officers individually and all Directors and Officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to their shares shown. There are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.

                                    Shares
Name and Address of             Beneficially      % Beneficial Ownership of
Beneficial Owner                   Owned (1)   Outstanding Common Shares (2)
Brent A. Wagman                203,041,517(3)            81%
Chairman of the Board
16775 Addison Road
Suite 300
Dallas, TX  75248

Warren Donohue                           0                -
Director
16775 Addison Road
Suite 300
Dallas, TX  75248

G. E. Stahl                      3,577,402                1%
President, Director
1013 West 8th Avenue
Amarillo, TX  79101

All Officers and               206,618,919             82.6%
Directors as a
Group (three persons)

__________________________


(1) Rule 13d-3 under the Exchange Act, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including but not limited to, the exercise of any option, warrant or conversion of a security. The Company has no options or warrants outstanding.

(2) Based upon 250,000,000 shares issued and outstanding prior to the Reverse Split described herein.



                           PROPOSALS BEING CONSIDERED

1.     REVERSE STOCK SPLIT

The Board of Directors of the Company believes it advisable and in the best interests of the Company to declare a one share for 240.597 share reverse stock split (the "Reverse Split") of the Company's $.01 par value common stock ("Common Stock"). As a result of the Reverse Split, the currently outstanding 250,000,000 shares of the Company will be converted into 1,039,082 shares, subject to increases due to rounding as described below. The 250,000,000 shares of Common Stock authorized in the Company's Articles of Incorporation will remain the same.

The Reverse Split is recommended in order to set up the Company's capital structure so that it is an attractive and ready candidate to acquire the business of shares of an operating company in exchange for the Company's stock.

The principal effect of the Reverse Split will be the decrease of the number of issued and outstanding shares of Common Stock from 250,000,000 to approximately 1,039,082. The Common Stock outstanding as a result of the Reverse Split will be fully paid and nonassessable. The voting rights and other rights that accompany the Common Stock prior to the Reverse Split will not be altered by the Reverse Split.

After the effective date of the Reverse Split, the certificates currently representing issued and outstanding shares of Common Stock will be deemed to represent the number of shares of Common Stock equal to .004156328 (1 divided by 240.597) times the number of shares of Common Stock shown on the certificate. New shares of Common Stock will be issued in due course as old shares are tendered to the transfer agent for exchange or transfer. Fractional shares of post-split Common Stock which result from the Reverse Split will be rounded up to the next whole share.

Shareholders are not required to exchange their certificate(s) of pre-split Common Stock for post-split Common Stock. Shareholders may, however, exchange their certificates for shares of post-split Common Stock by surrendering their old certificates representing shares of pre-split Common Stock to the Company's transfer agent. Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split Common Stock and the applicable transfer fee, which presently is $15.00 per certificate, the holder will receive a share certificate representing the appropriate number of shares of post-split Common Stock.

The Reverse Split is hoped to facilitate the Company's anticipated application for listing on either the Nasdaq SmallCap Market ("Nasdaq") or the American Stock Exchange ("AMEX") once it is able to locate an acquisition. Trading on Nasdaq or AMEX is desirable for a number of reasons, including the likelihood of generating interest in the Company's Common Stock by more investors and securities brokers and better access to equity capital. The initial listing requirements for Nasdaq include:

     1. $4,000,000 in net tangible assets. Net tangible assets are total assets exclusive of goodwill minus total liabilities.

     2. At least 300 round lot shareholders and at least 1,000,000 shares held by persons other than Officers, Directors and ten percent shareholders (the "public float").

     3. A minimum bid price of $4.00 and a market value of at least $5,000,000 for the public float.

     4.     A minimum of three market makers.

The initial listing requirements for AMEX will require:

     1.     $4,000,000 in shareholders' equity.

     2. At least 400 shareholders and at least 1,000,000 shares held by persons other than Officers, Directors and five percent shareholders (the "public float").

     3.     A minimum market price of $3.00 per share.

     4. A market value of at least $15,000,000 for the public float, or $750,000 in pre-tax income for the latest fiscal year.

As of May 12, 1998, the Company did not meet the net assets requirement for Nasdaq or the shareholders' equity requirement for AMEX and even if the Company completes an acquisition there can be no guarantee that it will meet these listing criteria. The Company also does not currently meet the round lot shareholder requirement for Nasdaq, although it does meet AMEX's shareholder requirement. Additionally, the Company does not currently meet the alternative AMEX requirement of $750,000 in pre-tax income for the latest fiscal year and it will therefore have to rely upon the market value of public float alternative. Finally, there can be no assurance that the price of the Company's Common Stock will be sufficient to meet the respective bid price, market price or market value of public float requirements. In the event the Company cannot qualify for Nasdaq or AMEX, management intends to seek a market maker for trading and quotation on the OTC Bulletin Board until such time as it can qualify for Nasdaq or AMEX.

The following table illustrates the effects of the proposed Reverse Split on the authorized and outstanding number of shares of Common Stock.


Number of Shares            Prior to             After
of Common Stock             Reverse Split       Reverse Split
Authorized                    250,000,000        250,000,000

Outstanding                   250,000,000          1,039,082(1)

Treasury                                0                  0

Reserved                                0                  0

Available for
Future Issuance                         0        248,960,918

Percent of
Authorized
Available for
Future Issuance                         0%              99.6%


(1) Does not include additional shares which will be issued as a result of rounding. It is estimated that approximately 2,000 additional shares will be outstanding as a result of such rounding.

Approval of the Reverse Split requires the affirmative vote of a majority of all votes present at the Meeting in person or by proxy, provided that a quorum is established at the Meeting.

     2.     AMENDMENTS TO THE ARTICLES OF INCORPORATION OF THE COMPANY

The Board of Directors believes it advisable and in the best interests of the Company and its shareholders to amend its Articles of Incorporation (i) to authorize 10,000,000 shares of no par value Preferred Stock to be reserved for future issuance in the discretion of the Board of Directors; (ii) to eliminate the personal liability of the Company's Directors and Officers to the Company and its shareholders for monetary damages as a result of certain breaches of fiduciary duty pursuant to the Colorado Business Corporation Act; (iii) to reduce the voting requirement for certain fundamental corporate actions pursuant to the Colorado Business Corporation Act; and (iv) to reduce the quorum requirement. The full text of the foregoing amendments is set forth in Exhibit A attached to this Information Statement. Approval of the proposed amendments requires the affirmative vote of two-thirds of all issued and outstanding shares of Common Stock.

     A.     AUTHORIZATION OF PREFERRED STOCK

The Board of Directors has recommended that the Articles of Incorporation be amended to authorize 10,000,000 shares of no par value preferred stock. The purpose of this amendment is to add flexibility to the Company's ability meet its future capital needs. The Company has no current plans to issue shares of preferred stock. The shares of authorized preferred stock may be issued from time to time in one or more series and each such series will have such designations, rates of dividend, redemption prices, voting rights, liquidation preferences, sinking fund provisions, conversion or exchange rights and other special rights as the Board of Directors may fix prior to the time of issuance of such series. The Board of Directors will be empowered to authorize the Company to issue some or all of the preferred stock at such time or times, to such persons and for such consideration as it may deem desirable without a further vote of the stockholders and without offering such preferred stock to the holders of the Common Stock of the Company. If shares of preferred stock are issued, the interests of the holders of Common Stock could be diluted with respect to earnings per share, liquidation rights, net asset value per share and market value per share.

B.     EXONERATION OF OFFICERS AND DIRECTORS

The Colorado Business Corporation Act (the "BCA") permits a Colorado corporation to amend its Articles of Incorporation to eliminate or limit the personal liability of Directors and Officers to the corporation or its shareholders for damages for breach of fiduciary duty as a Director or Officer. No such amendment may, however, eliminate or limit the liability of a Director or Officer for (i) any breach of the Director's or Officer's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the payment of distributions in violation of Section 7-108-403 of the BCA or (iv) any transaction from which the Director or Officer directly or indirectly derived an improper personal benefit. The elimination of liability also does not apply to any acts or omissions occurring prior to the date when such provision becomes effective.

The Board of Directors has recommended this proposal in response to (i) the increasing hazard of litigation and its related expenses directed against Directors and Officers; (ii) the general difficulty of obtaining Directors' and Officers' liability insurance; (iii) the dramatic increases in premiums for such insurance coverage and (iv) the potential inability to continue to attract and retain qualified Directors and Officers in light of these circumstances. Although none of the Company's current Directors or Officers have indicated that they will no longer serve absent changes to its Articles of Incorporation, the Company is concerned that it may encounter difficulty in attracting qualified individuals to serve as Directors or Officers, a concern the Company believes it shares with many other companies. In order to ensure that the Company will be able to attract and retain experienced individuals to serve as Directors and Officers, and as a matter of fairness, the Board of Directors believes that the Company should provide the maximum possible protection to its Directors and Officers consistent with applicable law.

In general, in performing their duties, Directors and Officers of a Colorado corporation are obligated as fiduciaries to exercise their business judgment and act in what they determine in good faith, after appropriate consideration, to be in the best interests of the corporation and its shareholders.
Decisions made on that basis are ordinarily protected by the so-called "business judgment rule" from being second guessed by a court in a lawsuit challenging such decisions. The business judgment rule is thus meant to protect Directors and Officers from personal liability to the corporation or its shareholders when their business decisions are subsequently challenged. However, for various reasons, including the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against Directors and Officers and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances, Directors and Officers often rely for protection, as a practical matter, on insurance procured by the corporation they serve.

Recent changes in the market for Directors' and Officers' liability insurance have resulted in the unavailability for Directors and Officers of many corporations of any meaningful liability insurance coverage. Insurance carriers have in certain cases declined to renew existing Directors' and Officers' liability policies, or have increased premiums to such an extent that the cost of obtaining such insurance becomes prohibitive. Moreover, current policies often exclude coverage for areas where the service of qualified independent Directors and Officers is most needed. These limitations on the scope of insurance coverage, along with high deductibles and low limits of liability, have tended to undermine meaningful Directors and Officers' liability insurance coverage. The Company does not currently carry Directors' and Officers' liability insurance coverage. The premium rates for such insurance coverage are currently cost-prohibitive for the Company.

Without the amendment to the Company's Articles of Incorporation, the Company's Directors and Officers have a fiduciary duty of care in their service as Directors and Officers which subjects them to monetary liability to the Company and its shareholders for breach of the duty of care. The duty of care requires a Director and Officer to use that amount of care in the performance of his duties which ordinarily careful and prudent men would use in similar circumstances. The amendment would have the effect of eliminating the liability of Directors and Officers of the Company for monetary damages for breach of fiduciary duty except for (i) any breach of the Director's or Officer's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the payment of distributions in violation of
Section 7-108-403 of the BCA or (iv) any transaction from which the Director or Officer directly or indirectly derived an improper personal benefit. The amendment will not eliminate or limit the right of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a Director's or Officer's duty of care. In addition, the amendment applies only to claims against a Director or Officer arising out of his or her role as a Director or Officer and many not relieve a Director or Officer from liability unrelated to his fiduciary duty of care, such as certain liabilities imposed on the Director or Officer under the federal securities laws.

The Board of Directors acknowledges that current and future Directors and Officers could benefit from the approval of the foregoing amendment and, in this connection, the Directors and Officers may be considered to have a conflict of interest and have a personal interest in approval of the amendment at the potential expense of the shareholders of the Company.

The Company's Directors and Officers have no insurance coverage for derivative claims or third party claims. The Company's Directors and Officers may be forced to personally absorb the liabilities and expenses of future derivative and third party claims. Alternatively, in certain instances, the Directors and Officers may obtain some protection under the Company's obligations under Colorado law and the Company's Articles of Incorporation and Bylaws to indemnify them with respect to these liabilities and expenses. The Company's indemnification obligation, however, will not necessarily absorb all liabilities and expenses to which the Directors and Officers may be exposed. Corporate indemnification is not an adequate substitute for liability insurance because the Directors and Officers cannot be assured that the Company's financial circumstances will always enable the Company to provide indemnification.

The amendment is not being proposed in response to any resignation, threatened resignation or refusal to serve by any Director or Officer of the Company or by any person the Company desires to serve as a Director or Officer.
Moreover, management is unaware of any pending or threatened litigation against any Director or Officer wherein a claim is made for breach of fiduciary duty.



     C.     REDUCTION IN VOTING REQUIREMENTS

The BCA provides that for corporations in existence on June 30, 1994, unless otherwise provided in the corporation's articles of incorporation, the vote of two-thirds of all the votes entitled to be cast by each voting group are required to approve (i) amendments to the corporation's articles of incorporation; (ii) a plan of merger or share exchange; (iii) sale, lease, exchange or other disposition of all or substantially all of the property of a corporation otherwise than in the usual and regular course of business or (iv) the dissolution of a corporation or the revocation of a dissolution. A corporation such as the Company in existence prior to June 30, 1994 and which has only a single voting group consisting of all of the common shareholders requires the vote of two-thirds of all issued and outstanding shares for any of the foregoing matters unless the articles of incorporation provide that the voting requirements for such corporation shall be the same as for corporations formed on or after July 1, 1994.

The Board of Directors has proposed to adopt an amendment to the Articles of Incorporation which reduces the voting requirement for the foregoing corporate actions to that which would be required to take the action if the action were to be taken by a corporation formed on or after July 1, 1994. Following adoption of this amendment, approval of each of the above corporate actions will require the following votes:


Action                               Vote Required for Approval
________                             _____________________________
Amendment to the Company's         Votes cast for matter exceed the votes
Articles of Incorporation          cast against the matter at a meeting at
                                   which a quorum is present.

Plan of merger or share            Majority of all votes entitled to be cast.
exchange.

Sale, lease, exchange or           Majority of all votes entitled to be cast.
other disposition of all
or substantially all of the
property of the Company.

Dissolution or revocation of       Majority of all votes entitled to be cast.
dissolution


The Board of Directors believes that it is in the best interests of the Company to reduce the voting requirement to the votes indicated above so that a minority of the Company's shareholders, through inaction or otherwise, will not be able thwart the will of the majority. The Board of Directors believes that reduction of the voting requirement will (i) give the Company more flexibility to adapt its business structure to changing needs and business strategies over time and (ii) reduce the time and costs associated with proxy solicitation. Other than as described in this Information Statement, the Board of Directors has no plans at this time to recommend any of the actions for which the voting requirement is being reduced.

     D.     REDUCTION OF QUORUM REQUIREMENT

At the present time, the Company's Articles of Incorporation require that at least a majority of the number of shares entitled to vote at a meeting be present in person or by proxy to constitute a quorum. The Board of Directors has recommended that the quorum requirement be reduced to one-third of those shares entitled to vote at a meeting in order to simplify the process of carrying on business that requires shareholder approval. The one-third quorum requirement is the standard established by the corporate governance requirements of the Nasdaq and AMEX stock markets. It is also the minimum required under Colorado law. Reducing the quorum would simplify the election process and reduce the cost to the Company of holding shareholder meetings as it should eliminate the need to a large extent for hiring proxy solicitation firms to assist the Company in obtaining proxy responses. Reducing the quorum requirement could have the effect of allowing a minority of the total outstanding votes to approve a corporate action, although all shareholders will be given an opportunity to vote on all corporate actions.


                           FURTHER INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Certain information is periodically contained in various reports filed with the Securities and Exchange Commission by the Company, and is also disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such proxy statements, reports and other information concerning the Company can be inspected at the public records facilities maintained by the Commission in Denver, Colorado, Washington, D.C., New York, New York, Chicago, Illinois, and Los Angeles, California. Copies of such material can be obtained from the Commission, at prescribed rates, by writing to the Commission at 500 North Capital Street, N.W., Washington, D.C. 20549.

     In conformance with its information requirements under the 1934 Act, the Company has filed this Information Statement with the Securities and Exchange Commission. Form 10-KSB for the period ended April 30, 1997 filed with the Commission in August 1997 contains financial statements, management's discussion and analysis of financial condition and results of operations, biographical information and other information which the Company believes is unrelated to voting on the proposals herein.

                             MEETING PROCEDURES

     The minute book, Bylaws and Articles of Incorporation will be open to inspection before, during, and after the meeting. The Company's auditor and transfer agent will not send representatives to the meeting. The meeting will be conducted by the Company's management with assistance and participation of shareholders in attendance, if any. Tally of voting on proposals will be done by management and witnessed by an inspector selected at random from those in attendance and duly sworn to oath.

     The meeting shall be called to order by the Chairman and the Secretary shall read the Notice. The Secretary will present the certified shareholder list as of the record date. The affidavit of mailing of Notice shall be displayed. The shares present will be polled by management and witnessed by the inspector to determine a quorum. If a quorum is present, the meeting will be declared lawfully and properly convened.

     The Chairman will present the proposals and after discussion or questions, if any, a resolution will be entertained, seconded and a vote taken on each. The inspector will tally votes for and against each proposal and the Chairman will announce the results. The Company will retain the inspector's worksheets for each vote and file any approved Articles of Amendment to the Articles of Incorporation with the Colorado Secretary of State.

                                   BY ORDER OF THE BOARD OF DIRECTORS

May 29, 1998                     /s/ Brent A. Wagman
                                 ____________________________________________
                                   Chairman


                                 EXHIBIT A

                           ARTICLES OF AMENDMENT
                                 TO THE
                          ARTICLES OF INCORPORATION
                           OF LYRIC ENERGY, INC.


          Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

Article IV shall be deleted in its entirety and substituted with the following:


                             ARTICLE IV

                            Capital Stock

     The aggregate number of shares which this corporation shall have authority to issue is two hundred fifty million (250,000,000) shares of $.01 par common stock ("Common Stock") and ten million (10,000,000) share of no par value preferred stock ("Preferred Stock").

     1.     Preferred Stock.

     All shares of Preferred Stock may be issued from time to time in one or more series and for such consideration as the Board of Directors shall determine. Subject to the limitations set forth herein and any limitations then prescribed by law, authority is hereby expressly granted to the Board of Directors to fix by resolution from time to time the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, the following:

          (a) the designation and number of shares comprising such series, which number may from time to time be decreased by the Board of Directors (but not below the number of such shares then outstanding) or may be increased (unless prohibited by action of the Board of Directors in resolutions creating such series);

          (b) the rate, amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, including, without limitation, whether such dividends are cumulative or noncumulative and whether the shares of such series participate or do not participate in additional dividends after the payment of preferential dividends with respect to such shares;

          (c) any rights and preferences of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the corporation, and whether such amounts vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;

          (d) the full or limited voting rights, if any, of the shares of any such series, in addition to voting rights provided by law; and whether or not, under what conditions and with respect to what subject matters, the shares of such series shall be entitled to vote separately as a class;

          (e) any times, terms and conditions upon which the shares of such series may be subject to redemption and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided with respect to the redemption of such shares;

          (f) any rights to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, including, without limitation, the prices, rates, conversion or exchange and any other terms or conditions applicable to such conversion or exchange;

          (g) any limitations upon the payment of dividends or the making of distributions on or the acquisition or redemption of common stock of any other class of shares subordinate to the shares of such series with respect to the payment of dividends;

          (h) any conditions or restrictions upon the issue of any additional shares on a parity with or superior to the shares of such series; and

          (i) any other relative powers, preferences or rights and any other qualifications, limitations or restrictions with respect to the shares of such series as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions hereof.

     2.     Common Stock

          (a) Dividends. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the corporation to the extent and in the manner permitted by law.

          (b) Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, and subject to the rights and preferences of any outstanding Preferred Stock, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

         (c) Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of Directors of the corporation.

        (d) Denial of Preemptive Rights. No holder of any shares of Common Stock of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.


Article VIII shall be deleted in its entirety and substituted with the following:

                                 ARTICLE VIII

                                     Quorum

     At all meetings of shareholders, one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.


Article XIII shall be added in its entirety as follows:.

                                  ARTICLE XIII

             Limitation of Liability for Directors and Officers

     No Director or Officer of the corporation shall have any personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director or Officer; provided that Directors and Officers shall not be exonerated from liability for monetary damages for (a) any breach of the Director's or Officer's duty of loyalty to the corporation or to its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the payment of distributions in violation of section 7-108-403 of the Colorado Business Corporation Act or (d) any transaction from which the Director or Officer directly or indirectly derived an improper personal benefit.


Article XIV shall be added in its entirety as follows.

                                    ARTICLE XIV

                               Certain Voting Requirements

     With respect to any action to be taken by shareholders of this corporation which pursuant to the Business Corporation Act requires the vote of two-thirds of the outstanding shares of each voting group entitled to vote thereon as a result of the corporation having been in existence on June 30, 1994, the vote required to approve such action shall be the same as the vote which would be required under the Colorado Business Corporation Act to approve such action if the corporation were formed on or after July 1, 1994.